                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           ERESEARCH TECHNOLOGY, INC.



     ERESEARCH TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1.   The name of the corporation is eResearch Technology, Inc.

          2. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 9, 1999.

          3. This Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the corporation.

          4. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          5. The text of the corporation's Certificate of Incorporation is hereby amended and restated in full so as to read as follows:

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            ERESEARCHTECHNOLOGY, INC.

          FIRST. The name of the corporation is eResearchTechnology, Inc. (the "Corporation").

          SECOND. The registered office of the Corporation in the State of Delaware is located at 1013 Centre Street, in the City of Wilmington, County of New Castle. The registered agent at this address is Corporation Service Company.

          THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

          FOURTH. (a) The aggregate number of shares of stock that the Corporation shall have authority to issue is 60,000,000 shares, consisting of
(i) 50,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 10,000,000 shares of Series Preferred Stock, without par value (the "Preferred Stock").

                  (b) The Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article Fourth, to issue from time to time Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the GCL, the number of shares in each such series and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series. Except as provided to the contrary in the provisions establishing a specific series of the Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of any other voting requirements set forth in Section 242(b)(2) of the GCL.

                  (c) All shares of the Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon may accumulate.

          FIFTH.  The Corporation shall have perpetual existence.

          SIXTH. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, to the extent required by Section 102(b)(7) or any successor provision of the GCL, this Article Sixth shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable laws, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The liability of a director of the Corporation shall be further eliminated or limited to the fullest extent allowable under the GCL as it may in the future be amended.

          SEVENTH. In furtherance and not in limitation of the power conferred upon the Board of Directros by law, the Board of Directors shall have the power to adopt, amend and repeal from time to time bylaws of the Corporation.

          IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed on its behalf by its duly authorized officers this 23rd day of March, 2000.



Attest:                                   eResearch Technology, Inc.



/s/ John Bauer                            By: /s/Joel Morganroth, M.D., Chairman
-----------------------------                 ----------------------------------
John Bauer, Secretary                            Joel Morganroth, M.D., Chairman

                           CERTIFICATE OF DESIGNATION
                     OF SERIES A CONVERTIBLE PREFERRED STOCK
                          OF ERESEARCHTECHNOLOGY, INC.
                            (a Delaware corporation)

         The undersigned, Joel Morganroth, the Chairman of eResearchTechnology, Inc., does hereby certify, pursuant to Section 151 of the General Corporation Law of the State of Delaware, that:

         1. He is the duly elected and acting Chairman of eResearchTechnology, Inc., a Delaware corporation (the "Company").

         2. The Restated Certificate of Incorporation of the Company authorizes 10,000,000 shares of preferred stock, without par value, none of which have been issued.

         3. The following is a true and correct copy of resolutions duly adopted by the Board of Directors at a duly convened meeting held on March 23, 2000 at which a quorum was present and acting throughout, which constitutes all requisite action on the part of the Company for adoption of such resolutions.


                                   RESOLUTIONS

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of its Restated Certificate of Incorporation, the Board of Directors does hereby establish and designate and provide for the issuance of a series of the Preferred Stock of the Company designated as "Series A Convertible Preferred Stock," which shall consist of 95,000 shares, and the Board of Directors does hereby fix the terms, voting powers, preferences and relative rights, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, to be as follows;

         Section 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as the Series A Convertible Preferred Stock (the "Series A Preferred"), and the number of shares so designated shall be 95,000. Each share of Series A Preferred shall have no par value. Each share of Series A Preferred shall have a stated value of $100.00 per share (the "Stated Value").

         Section 2.  Dividends.

         (a) Subject to Section 2(b) and to the rights of the holders of Senior Securities, if any, the holders of the Series A Preferred shall be entitled to receive cash dividends, out of any assets legally available therefor, at a per annum rate (compounded on a quarterly basis) of 7% of the sum of (i) the Stated Value plus (ii) the aggregate amount of any dividends which have then accrued but remain unpaid, per share (as adjusted for any stock dividends, combinations or splits with respect to such shares). The holders of the Series A Preferred shall be entitled to receive dividends prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Company) on the Common Stock or any other class or series of capital stock of the Company. The party that holds the Series A Preferred on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any accrued and unpaid dividends which were declared prior to such dividend payment date, without regard to any sale or disposition of such Series A Preferred subsequent to the applicable record date.

         (b) Dividends on shares of the Series A Preferred shall not accrue and no dividends will be payable if the Company consummates its initial Public Offering on or before the six month anniversary of the Closing Date. If the Company does not consummate its initial Public Offering on or before the six month anniversary of the Closing Date, then dividends on shares of the Series A Preferred shall be payable no later than the first anniversary of the Closing Date and thereafter on the last business day of each fiscal quarter of the Company until the Company's initial Pubic Offering to such stockholders of record as determined on the 10th day preceding each such dividend payment date. Dividends on the Series A Preferred shall accrue and be deemed to accrue from the date on which the Series A Preferred is issued and from day to day whether or not earned or declared, shall be cumulative and shall be compounded on a quarterly basis as set forth in Section 2(a).

         (c) In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case, the holders of the Series A Preferred shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Preferred were the holders of the number of shares of Common Stock of the Company into which their respective shares of Series A Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution. The conversion ratio for such determination will be based upon the Stated Value of the total number of shares of Series A

Preferred outstanding divided by the value of the Company at that time as determined in good faith by the Board of Directors with the approval of the Series A Director (as defined below).

         Section 3.  Voting Rights; Protective Provisions.

         (a) For so long as any shares of Series A Preferred are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided in the Delaware General Corporation Law (the "DGCL")) of the holders of a majority of the shares of Series A Preferred then outstanding, voting as a separate class:

         (i) Amend, alter or change the Restated Certificate of Incorporation or bylaws of the Company so as to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely such shares;

         (ii) Increase or decrease the total number of authorized shares of the Series A Preferred;

         (iii) Authorize or issue, or obligate itself to issue, any class or series of Senior Securities;

         (iv) Pay or declare any dividend with respect to outstanding shares of Common Stock or any other class or series of capital stock of the Company; or

         (v) Take any other action which requires the approval of the holders of the shares of Series A Preferred, voting as a separate class, under the DGCL.

         (b) For so long as any shares of Series A Preferred are outstanding, the holders of the Series A Preferred then outstanding, voting as a separate class, shall be entitled to elect one member of the Board of Directors (the "Series A Director"). Subject to the DGCL, any Series A Director may be removed during his term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of Series A Preferred, given at a special meeting of such holders duly called or by an action by written consent for that purpose. Any vacancy in the Board of Directors caused by the removal, resignation or death of the Series A Director shall be filled by, and only by, the vote of the holders of a majority of the shares of Series A Preferred then outstanding in accordance with the DGCL.

         Section 4.  Liquidation.

         (a) Subject to the rights of the holders of Senior Securities, if any, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Series A Preferred shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred then outstanding an amount equal to the Stated Value plus any accrued but unpaid dividends to the date of such payment on the Series A Preferred (the "Liquidation Preference"), before any distribution or payment shall be made to the holders of any Junior Securities, provided that such assets shall be shared ratably with holders of shares of any class of the Company's capital stock ranking pari passu with the Series A Preferred. If the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed shall be distributed, subject to the rights of the holders of Senior Securities, if any, among the holders of Series A Preferred and other classes of capital stock ranking pari passu with the Series A Preferred ratably, in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

         (b) After payment or setting apart of payment of the amounts to which the holders of Series A Preferred are entitled pursuant to Section 4(a), if applicable, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of Junior Securities.

         (c) For purposes of this Section 4, (i) any acquisition of the Company by means of consolidation, merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring company or its subsidiary (other than a mere reincorporation transaction), and pursuant to which the holders of the issued and outstanding securities entitling such holders to vote for the election of the members of the Board of Directors generally ("Voting Securities") immediately prior to such consolidation, merger or other form of corporate reorganization fail to hold Voting Securities representing a majority of the voting power of the Company or surviving entity immediately following such consolidation, merger or other form of corporate reorganization, or (ii) a sale, lease or exchange of all or substantially all of the assets of the Company, or (iii) any other transaction or series of related transactions pursuant to which the holders of the outstanding Voting Securities of the Company immediately prior to which transaction or series of transactions fail to hold Securities representing a majority of the voting power of the Company immediately following such transaction (clauses (i), (ii) and (iii) being collectively referred to herein as a "Change of Control"), shall be treated as a liquidation, dissolution or winding up of the Company and shall entitle the holders of Series A Preferred to receive at the closing in cash, securities or other property (valued as provided in Section 4(d) below) amounts as specified in Section 4(a).

         (d) Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors with the approval of the Series A Director.

         Section 5.  Mandatory Conversion.

         (a) (i) Upon the occurrence of (A) a Public Offering resulting in aggregate proceeds of less than $25,000,000 and with the written consent of a majority of the holders of Series A Preferred then outstanding or (B) a Qualified Public Offering, each outstanding share of Series A Preferred shall automatically be converted into such number of shares of Common Stock as is determined by dividing (x) the Stated Value by (y) the Per Share IPO Price. Any mandatory conversion hereunder shall be effected automatically upon the occurrence of the event giving rise to such conversion, without any action of the holders thereof unless specifically required pursuant to Section 5(a)(i)(A) and whether or not the certificates representing the shares of Series A Preferred are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

         (ii) All holders of record of shares of Series A Preferred will be given at least three business days' prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of Series A Preferred pursuant to this Section 5(a). On or before the date fixed for conversion (the "Mandatory Conversion Date"), each holder of shares of Series A Preferred shall surrender his or its certificate(s) for all such shares to the Company at the place designated in such notice, and shall thereafter receive certificate(s) for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5(a). As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate(s) for Series A Preferred, the Company shall cause to be issued and delivered to such holder, or on his or its written order, such certificate(s) for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 5(a)(iii) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

         (iii) The Company may, if it so elects, issue fractional shares of Common Stock upon the conversion of shares of Series A Preferred. If the Company does not elect to issue fractional shares, the Company shall pay to the holder of the shares of Series A Preferred which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Per Share IPO Price at the close of business on the Mandatory Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred being converted at any one time by any holder thereof, not upon each share of Series A Preferred being converted.

         (b) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (c) The issuance of certificates for shares of Common Stock on conversion of Series A Preferred shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Series A Preferred so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         (d) Shares of Series A Preferred converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

         Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

         "Closing Date" means March 24, 2000.

         "Common Stock" means shares now or hereafter authorized of the class of Common Stock, par value $.01 per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

         "Junior Securities" means the Common Stock and any other class or series of capital stock of the Company specifically ranking, by its terms, junior to the Series A Preferred, as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or as to redemption rights.

         "Per Share IPO Price" means the per share offering price (less underwriters' commissions) in the Company's initial Public Offering.

         "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "Public Offering" means any sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement on Form S-1 or similar form under the Securities Act of 1933, as amended, or any successor statute.

         "Purchase Agreement" means the Series A Preferred Stock Purchase Agreement, dated as of March 24, 2000, among the Company and the Purchaser identified therein.

         "Qualified Public Offering" means any sale of shares of Common Stock resulting in gross proceeds of at least $25,000,000 in a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 or similar form under the Securities Act of 1933, as amended, or any successor statute.

         "Senior Securities" means any class or series of capital stock of the Company specifically ranking, by its terms, pari passu or senior to the Series A Preferred, as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or as to redemption rights.

         RESOLVED FURTHER, that the Chairman of the Company be, and hereby, is authorized and directed to prepare, execute, verify, and file in Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

         IN WITNESS WHEREOF, eResearchTechnology, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Joel Morganroth, its Chairman, this 24th day of March, 2000.



                                     ERESEARCHTECHNOLOGY, INC.


                                     By: /s/ Joel Morganroth
                                         -----------------------
                                         Joel Morganroth
                                         Chairman

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            ERESEARCHTECHNOLOGY, INC.

         eResearchTechnology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES  HEREBY CERTIFY THAT:

FIRST: The Board of Directors of eResearchTechnology, Inc. (the "Corporation"), at a meeting of the Board of Directors held June 13, 2000, pursuant to notice duly given, duly adopted resolutions setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for consideration thereof by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Corporation and its stockholders that Article FOURTH of the Restated Certificate of Incorporation of the Corporation shall be amended by adding a new Section (d) to read in its entirety as follows:

                           "(d) Effective as of 5:00 p.m. Eastern time (the
                  "Effective Time") on the date of filing with the Secretary of State of the State of Delaware of a Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation amending this Article Fourth, each share of Common Stock issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be changed and divided into 10,000 shares of Common Stock. At the Effective Time, the certificates representing the Old Common Stock shall be deemed canceled and shall not be recognized as outstanding on the books of the Corporation for any purpose. Thereupon, there shall be issued and delivered to each holder of Old Common Stock, promptly in its name and at its address as shown on the records of the Corporation, a certificate for the number of shares of Common Stock into which the shares of Old Common Stock were divided."

SECOND: Thereafter, pursuant to a resolution of the Board of Directors, the holders of at least a majority of the outstanding shares of Common Stock and Series A Preferred Stock of the Corporation, voting together as a single class, voted in favor of the amendment.

THIRD: Such amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by Joseph A. Esposito, its President, and Bruce Johnson, its Secretary, this 18th day of July, 2000.

Attest:                                        eResearchTechnology, Inc.


/s/ Bruce Johnson                              By: /s/ Joseph A. Esposito
-------------------------                          -----------------------------
Bruce Johnson, Secretary                           Joseph A. Esposito, President